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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1996 relating to the consolidated financial statements of World Access, Inc., F/K/A Restor Industries, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data".

PRICE WATERHOUSE LLP

Tampa, Florida
June 26, 1996